UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	October 2, 2014

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 – Entry into a Material Definitive Agreement

Omagine LLC is a limited liability company organized by Omagine, Inc. (the “Company” or the “Registrant”) under the laws of the Sultanate of Oman (“Oman”) to design, develop, own and operate a tourism and real-estate development project in Oman named the Omagine Project.

On October 2, 2014, Omagine LLC and the Government of Oman signed a Development Agreement (“DA”) which agreement governs the development in Oman by Omagine LLC of the Omagine Project.

The Company owns 60% of Omagine LLC and its other shareholders are:

i.	The office of Royal Court Affairs (“RCA”), which owns 25% of Omagine LLC, and

ii.	Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”), which collectively own 15% of Omagine LLC.

RCA is an Omani organization representing the interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman.

CCIC is a 5 billion dollar multi-national company with 120,000 employees worldwide and operating subsidiaries in, among other places, every country in the Middle East.

The Registrant, RCA and the two CCIC subsidiaries are parties to a Shareholder Agreement capitalizing Omagine LLC at 26,988,125 Omani Rials (equivalent to $70,169,125).

The Omagine Project is planned to be an integration of cultural, heritage, entertainment and residential components, including: hotels, commercial buildings, retail establishments and more than two thousand residences to be developed for sale by Omagine LLC.

For a more complete description of the Omagine Project, Omagine LLC, the Development Agreement and the Shareholder Agreement, please see the Registrant’s Report on Form 10-Q for the period ended June 30, 2014 and our Report on Form 10-K for our fiscal year ended December 31, 2013 filed with the United States Securities and Exchange Commission.

Item 7.01 – Regulation FD Disclosure

On October 2, 2014 the Company issued a press release announcing the signing of the Development Agreement by the Government of Oman and the Registrant’s 60% owned subsidiary, Omagine LLC.

A copy of the press release is attached hereto as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Exhibit Numbers and Description:

Exhibit No.	Description

Exhibit 10.1	The Development Agreement dated October 2, 2014 by and between Omagine LLC and the Government of the Sultanate of Oman represented by the Ministry of Tourism of Oman.
Exhibit 10.2	A PDF reference copy of Exhibit 10.1.
Exhibit 10.3	The press release dated October 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: October 2, 2014	By:	/s/ Frank J. Drohan
Frank J. Drohan,
Chairman of the Board,
President and Chief Executive Officer

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